Quest Solution Reports Q1-2017 Results

Company Focus Delivers Significantly Improved Financial Performance

EUGENE, OR., May 16, 2017 — Quest Solution, Inc. (OTCQB: QUES), is pleased to announce its financial results for the three months ended March 31, 2017.

Q1-2017 and Subsequent Highlights

●	Positive Operating Income of $0.1 million for Q1-2017 versus a loss of $0.7 million in Q1-2016

●	Significantly reduced Operating Expenses for Q1-2017 from $3.7 million in Q1-2016 to $2.9 million in Q1-2017 a decrease of $0.8 million or 21%

●	Substantial reduction of Net Loss from continuing operations for the three months ended March 31, 2017 bringing Net Loss down to $0.3 million, an improvement of $1.2 million compared to same period last year

●	Adjusted EBITDA for the three months ended March 31, 2017 of $0.6 million an improvement of $0.7 million, compared to same period last year

●	Appointment of Shai Lustgarten as President and CEO

First Quarter 2017- Select Financial Results from Continuing Operations (1)

	Three Months Ended 3/31/2017	Three Months Ended 3/31/2016
Revenues	14,437,556	14,875,152
Gross profit	2,991,947	2,954,168
Gross profit margin	20.7%	19.9%
Operating expenses	2,904,505	3,674,934
Operating income	87,442	(720,766)
Net loss from continuing operations	(331,158)	(1,468,922)
Adjusted EBITDA	557,557	(107,888)
Adjusted EBITDA %	3.9%	(0.7%)

Loss per share from continuing operations - basic	(0.01)	(0.04)
Weighted average shares outstanding - basic	35,141,560	36,928,478

Please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-Q for the three months ended March 31, 2017, and the financial tables included below for the Company’s GAAP financial statements and a reconciliation of GAAP results to Non-GAAP measures.

Shai Lustgarten, CEO commented, “Q1 was a continuation of the improvement that began in Q4 with a renewed focus of the Company as a provider of supply chain and mobile solutions for the U.S. market. The results of the restructuring and consolidation programs are beginning to show up in improved company results and we believe this trend will continue throughout 2017. Sales activities with our large base of Fortune 500 enterprise accounts is strong and we are having early success with our new Route Edge software platform. In addition, the Company continues to show progress on the retiring of its supplier note, having reduced it by $1.6M or 17% during the quarter. ”

(1)All of the assets and liabilities attributable to the divestiture of Quest Solution Canada Inc. have been reclassified into the “held for disposal” asset and liability categories on the balance sheet. On the statement of operations, the financial results of Quest Solution Canada Inc. have been reclassified out of the activity from continuing operations, and disclosed separately in the category for discontinued operations.

Operating Expenses Decreased 21% Over A Year Ago

In the first quarter of 2017 the Company continued with its streamlining of operating expenses and the benefits of the restructuring and consolidation plan are being realized. The Company achieved a reduction of 21% in total operating expenses compared to the same period last year. For Q1-2017, G&A expenses, comprised of general and administrative, salary and employee benefits and professional fees, as a percentage of net revenues, were 17.1% compared to 18.6% in Q1-2016, confirming the positive results from management’s targeted cost reduction programs.

Result is Adjusted EBITDA Increased to 3.9% in Q1-2017 from (0.7%) in Q1-2016

“As a result of stable revenue, improved gross margins and expense control in the first quarter of 2017, the Company realized an Adjusted EBITDA as a percentage of net revenues of 3.9%. The results were consistent with the trend that commenced in Q4-2016 and an improvement of 4.6 points from Q1-2016”. “Management believes Q1-2017 demonstrates and affirms that the efforts on cost reductions are showing their effect and we believe that this trend will continue throughout 2017. We will remain focused on continuing to drive sales, creating a more favorable product and services mix to improve margins and continue to work towards additional cost efficiencies across the enterprise”.

Q1-2017 Financial Results

Revenues

For the three months ended March 31, 2017 and 2016, the Company recognized $14.4 million and $14.9 million in net revenues, respectively. This slight decrease was a result of shipments being moved into Q2 because of temporary unavailability of stock at the manufacturer. We will continue to put efforts on growing our revenues by providing additional value added services.

Gross Margin

Gross profit margin for the three months ended March 31, 2017 was 20.7% of revenue compared to 19.2% for the comparative period of the prior year. The Company has been able to maintain stable gross margin even in very competitive market conditions which exemplifies its strong relationships with its customer base.

Net Loss from Continuing Operations

For the three months ended March 31, 2017 and 2016, the Company realized a net loss from continuing operations of $0.3 million compared to $1.5 million in Q1-2016. $0.8 million of the improvement was due to lower operating expenses and $0.4 million was a result of reduced interest expenses.

EBITDA

The Company’s operating expenses for the three months ended March 31, 2017 and March 31, 2016 included non-cash expenses consisting of depreciation, amortization of acquisition intangibles and stock-based compensation for employee and director stock options and one-time non-recurring costs.

Without the effect of these non-cash expenses, the Adjusted Earnings Before Interest, Taxes and Depreciation and Amortization (“Adjusted EBITDA”) for the three months ended March 31, 2017 was $0.6 million compared to a loss of $0.1 million for the three months ended March 31, 2016.

Please refer to the financial tables included below for a reconciliation of generally accepted accounting principles in the United States (“GAAP”) to non-GAAP financial results. Please refer to the financial tables included below for a reconciliation of GAAP to non-GAAP results.

Balance Sheet Summary

Net deferred revenue consists of prepaid third party hardware service agreements, software maintenance service contracts and the related costs and expenses recorded net of the revenue charged. As stated in the footnotes to the financials, the Company had deferred revenue of $8.8 million and deferred costs of $7.4 million. This net deferred revenue of $1.4 million at March 31, 2017 will be recognized in income over the term of the contracts, normally one to five years, with three years being the average term.

About Quest Solution, Inc.

Quest Solution is a Specialty Systems Integrator focused on Field and Supply Chain Mobility. We are also a manufacturer and distributor of consumables (labels, tags, and ribbons), RFID solutions, and barcoding printers. Founded in 1994, Quest is headquartered in Eugene, Oregon, with offices in the United States.

Rated in the Top 1% of global solution providers, Quest specializes in the design, deployment and management of enterprise mobility solutions including Automatic Identification and Data Capture (AIDC), Mobile Cloud Analytics, RFID (Radio Frequency Identification), and proprietary Mobility software. Our mobility products and services offering is designed to identify, track, trace, share and connect data to enterprise systems such as CRM or ERP solutions. Our customers are leading Fortune 500 companies from several sectors including manufacturing, retail, distribution, food / beverage, transportation and logistics, health care and chemicals / gas / oil.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Quest Solution, Inc.’s products, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, risks related to the sale of Quest Solution Canada Inc. to Viascan Group Inc. and other information that may be detailed from time-to-time in Quest Solution Inc.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting Quest Solution, Inc. please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. Quest Solution, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Financial Tables Follow

QUEST SOLUTION, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the three months
	ending March 31,
	2017	2016
Revenues
Total Revenues	14,437,556	14,875,152

Cost of goods sold
Cost of goods sold	11,445,609	11,920,984

Gross profit	2,991,947	2,954,168

Operating expenses
General and administrative	412,945	849,279
Salary and employee benefits	1,945,883	2,177,590
Depreciation and amortization	442,400	437,172
Professional fees	103,277	210,893
Total operating expenses	2,904,505	3,674,934

Income (loss) from operations	87,442	(720,766)

Other expenses:
Interest expense	355,658	747,906
Other expenses	6,042	250
Total other expenses	361,700	748,156

Net loss Before Income Taxes

Provision for Income Taxes
Current	56,900	-
	56,900	-

Net loss from continuing operations	(331,158)	(1,468,922)

Net loss from discontinued operations	-	(33,807)

Net Loss	(331,158)	(1,502,729)

QUEST SOLUTION, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	As of
	March 31, 2017	December 31, 2016
ASSETS
Current assets
Cash	$277,122	$289,480
Restricted Cash	662,581	665,220
Accounts receivable, net	6,293,252	10,589,677
Inventory, net	629,165	531,593
Prepaid expenses	338,185	272,926
Other current assets	355,655	772,966
Total current assets	8,555,960	13,121,862

Fixed assets, net	120,980	136,835
Goodwill	10,114,164	10,114,164
Trade name, net	2,792,231	2,936,481
Customer Relationships, net	6,154,477	6,435,652
Other assets	45,463	47,563
Total assets	$27,783,275	32,792,557

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)
Current liabilities
Accounts payable and accrued liabilities	$9,676,600	10,566,066
Accrued interest and accrued liabilities, related party	23,478	-
Line of credit	2,584,452	5,059,292
Advances, related party	100,000	100,000
Accrued payroll and sales tax	1,937,889	1,829,934
Deferred revenue, net	913,139	879,026
Current portion of note payable	8,151,424	9,782,925
Other current liabilities	242,499	227,932
Total current liabilities	23,629,481	28,445,175

Long term liabilities
Note payable, related party, net of debt discount	17,515,345	17,515,345
Accrued interest and accrued liabilities, related party	781,304	629,238
Long term portion of note payable	130,294	130,294
Deferred revenue, net	517,246	565,423
Other long term liabilities	378,778	332,270
Total liabilities	42,952,448	47,617,745

Stockholders’ deficit
Series A Preferred stock; $0.001 par value; 1,000,000 shares designated, 0 shares issued and outstanding as of December 31, 2016 and 2015, respectively.	-	-
Series B Preferred stock; $0.001 par value; 1 share designated, 0 shares and 1 share issued and outstanding as of December 31, 2016 and 2015, respectively.	-	-
Series C Preferred stock; $0.001 par value; 15,000,000 shares designated, 3,143,530 and 0 shares issued and outstanding as of December 31, 2016 and 2015, respectively, liquidation preference of $1 per share and a cumulative dividend of $0.06 per share	3,144	3,144
Common stock; $0.001 par value; 100,000,000 shares authorized; 35,095,763 and 36,871,478 shares issued and outstanding of December 31, 2016 and 2015 respectively..	35,202	35,095
Common stock to be repurchased by the Company	(230,490)	(230,490)
Additional paid-in capital	18,335,835	18,302,262
Accumulated deficit	(33,312,864)	(32,935,199)
Total stockholders’ deficit	(15,169,173)	(14,825,188)
Total liabilities and stockholders’ deficit	$27,783,275	32,792,557

QUEST SOLUTION, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(UNAUDITED)

	For the three months
	ending March 31,
	2017	2016
EBITDA Calculation:

Net loss income	(331,158)	(1,502,729)
Net loss from discontinuing operations	-	33,807
Income Taxes	56,900	-
Depreciation & Amortization	442,400	437,172
Interest Expense	355,658	747,906
EBITDA	523,800	(283,844)

Adjusted EBITDA Calculation:

EBITDA	523,800	(283,844)

Non Cash stock compensation	26,756	149,011
Divestiture related costs	7,001	-
Merger related costs	-	8,700
One time nonrecurring costs	-	18,245
Adjusted EBITDA	557,557	(107,888)

Net Revenue	14,437,556	14,875,152

Adjusted EBITDA as a % of Net Revenue	3.9%	(0.7%)

The merger related costs are fees from an independent valuation firm and legal firm which are related to the business acquisitions. The divestiture related costs are fees from a legal firm which are related to the divestiture of Quest Solution Canada Inc.

Investor Contact:

Joey Trombino, CFO

(714) 899-4800

jtrombino@questsolution.com